UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware

1-9916

74-2480931

(State or other

(Commission

(IRS Employer

jurisdiction of

File Number)

Identification

incorporation)

Number)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Freeport-McMoRan Copper & Gold Inc. (FCX), Scor, Hiscox Syndicate 33, Swiss Reinsurance Company, and Munich American Risk Partners and other insurers entered into an insurance settlement agreement dated as of December 17, 2004 (Settlement Agreement).  Under the Settlement Agreement, we settled all claims that arose from the fourth quarter 2003 slippage events in the Grasberg open pit mine operated by our principal operating subsidiary, PT Freeport Indonesia.  Our insurers agreed to pay us an aggregate of $125 million, inclusive of interest and the $20 million previously paid to us in the third quarter 2004, in connection with our claims.  The insurers are required to pay the balance no later than January 21, 2005.  After considering our joint venture partner’s interest in the proceeds, PT Freeport Indonesia’s joint venture share of proceeds is expected to approximate $95 million.  As a result of the settlement, we expect to record a gain of approximately $48 million, after taxes and minority interest sharing, in the fourth quarter of 2004.

On December 21, 2004, we issued a press release announcing the insurance settlement (see exhibit 99.1).

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

----------------------------------------

C. Donald Whitmire, Jr.

Vice President and Controller -

Financial Reporting

(authorized signatory and

Principal Accounting Officer)

Date:  December 21, 2004

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit

Number

99.1	Press release dated December 21, 2004, titled “Freeport-McMoRan Copper & Gold Inc. Announces Insurance Settlement.”